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                                                                     EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT
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SUBSIDIARY                                                    STATE OF INCORPORATION
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Health Data Sciences Corporation                              Delaware

Impact Innovations Government Group, Inc.                     Maryland

Impact Innovations Group, Inc.                                Delaware

Impact Innovations Holdings, Inc.                             Delaware

Medaphis ER Physician Services, Inc.                          Georgia

Medaphis Physician Services Corporation (1)                   Georgia

Per-Se Technologies, Inc.                                     California

Per-Se Transaction Services, Inc. (2)                         Indiana
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(1)      Medaphis Physician Services Corporation also does business as:

         a.       Anescor (used in Los Angeles and Orange, CA, offices)
         b. Billing and Professional Services (used in Tucker, GA, office)
         c.       Medical Management (used in Montgomery, AL, office)
         d.       Medical Management of New England
         e.       Medical Management Sciences
         f.       Medical Office Consultants (used in Los Angeles, CA, office)

(2)      Per-Se Transaction Services, Inc., also does business as:

         a.       Computers Diversified (used in Southfield, MI, office)
         b.       Nationwide Collection (used in Southfield, MI. office)
         c.       The Halley Exchange (used in Bartlett, IL, office)